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                                                                   EXHIBIT 10.51


                                AGREEMENT BETWEEN

                          B&P THE SPACECONNECTION, INC.

                                       AND

                               SHOP AT HOME, INC.

                  CONCERNING AT&T SKYNET(R) TRANSPONDER SERVICE


         This Agreement is made this 28th day of June 1995 by and between B&P The Spaceconnection, Inc., a corporation organized and existing under the laws of the State of California, and having its primary place of business at 14655 Vanowen Street, Van Nuys, California 91405 (hereinafter referred to as "Spaceconnection" which expression shall include its successors and permitted assigns) and Shop at Home, Inc., a corporation organized and existing under the laws of the State of Tennessee and having a place of business at 5210 Schubert Road, Knoxville, TN 37912 (hereinafter referred to as "Shop at Home" and/or "User" which expressions shall include its successors and permitted assigns).

                                   WITNESSETH:

         WHEREAS, AT&T operates a domestic satellite system and offers services on such system in accordance with FCC tariffs filed with the Federal Communications Commission ("FCC") and;

         WHEREAS, AT&T anticipates launching another satellite in its system bearing the designation Telstar 402R (the "Satellite") from AT&T when same becomes available, a portion of which is offered to Shop at Home.

         WHEREAS, Shop at Home and Spaceconnection wish to enter into an Agreement involving an offering of satellite services on the satellite by Spaceconnection to Shop at Home under terms and conditions different from those in existing and proposed AT&T tariffs.

         NOW, THEREFORE, Spaceconnection and Shop at Home, in consideration of the mutual covenants expressed herein, agree as follows:

         1        SATELLITE SERVICES

                  A. Spaceconnection offers, if and when available, and Shop at Home hereby orders, if and when available, AT&T Skynet transponder service consisting of service on one (1) bronze c-band 36 MHz 12 watt transponder on Telstar 402R (the "Transponder" or "Designated Transponder") for service beginning on October 1, 1995 or the first day that AT&T places the satellite in service, whichever occurs later (the "Commencement Date") and terminating three years from the Commencement Date (the "Termination Date").



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                  B.       The services as described in Section 1.1 above shall
                           hereafter be referred to as the "Service".

                  C. The Service is furnished to Shop at Home subject to the terms and conditions set forth herein and the technical specifications set forth in Exhibit A ("Telstar 4 Performance Parameters"), attached hereto as Exhibit A and incorporated herein by this reference.

                  D. Shop at Home acknowledges that Telstar 402R has not yet been placed in its assigned orbit and, further, that there is no guarantee that said satellite will be placed in orbit. If the satellite is placed in orbit, it is anticipated the satellite will be placed in service during the fourth quarter of 1995 and Shop at Home accepts Service on Telstar 402R on that basis from the Commencement Date to the Termination Date. Shop at Home is making its own decisions concerning the effect the satellite's telemetry will have on its operations and will be solely responsible for its decisions in that regard. In addition to the limitations on liability set forth in Section 8 hereof, Spaceconnection specifically disclaims any responsibility with respect to the satellite's telemetry and its impact on Shop at Home's operations and, further, makes no representations or warranties in that regard. Shop at Home assumes all risk with respect to AT&T's transpond- er operations described herein and may not terminate this lease for signal degradation or signal transmission difficulties unless the transponder fails to meet AT&T's then current performance specifications for that satellite and until Spaceconnection is released from its obligations under its --- agreement with AT&T for the Transponder.

         2        TARIFFS

                  2.1 AT&T has represented to Spaceconnection that it shall file with the FCC the tariff provisions and revisions necessary to permit it to offer the service to Spaceconnection as specified herein (the "Tariff"). Spaceconnection and Shop at Home's obligations under this Agreement are contingent upon the FCC allowing such revisions to go into and continue in effect and AT&T's continuing ability to provide such service to Spaceconnection.

                  2.2 If the FCC, or any other governmental body, conditions AT&T's or Spaceconnection's provision of the Service upon conditions or requirements that in either AT&T's or Spaceconnection's sole judgement, are unacceptable to either AT&T or Spaceconnection, or AT&T conditions the provision of the Service upon conditions or requirements that are in Spaceconnection's sole judgment unacceptable, then Spaceconnection may terminate this Agreement upon ten
                           (10) days written notice to Shop at Home without any liability to Shop at Home. Such notice shall be given within thirty (30) days of the FCC order, if possible. Neither AT&T or Spaceconnection shall be under an obligation to appeal such order.


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                  2.3      The general terms and conditions of the Tariff (to be
                           filed) and the specific terms and conditions of the Tariff pertaining to the Service, including any tariff revisions that become effective subsequent to the date of this Agreement and the provisions of the agreement between AT&T and Spaceconnection (the "AT&T Agreement") are hereby incorporated by reference and made a part of this Agreement only to the extent that they are operationally or legally necessary to preserve Spaceconnection's or AT&T's ability to provide the Service to Shop at Home under this Agreement. To the extent that the terms and conditions of this Agreement are inconsistent with the Tariff or the AT&T Agreement and it is mandatory that the Tariff or the AT&T Agreement control so that AT&T's and/or Spaceconnection's ability to provide the Service is not jeopardized, then the Tariff and/or the AT&T Agreement shall control. However with respect to all other provisions, including but not limited to service rates, billing procedures, default and cure provisions, limitations of liability and other provisions solely between the parties to this agreement and which do not effect AT&T's ability to provide the Service, the terms and conditions of this Agreement shall control. AT&T has represented to Spaceconnection that it shall use all reasonable efforts to establish and modify the Tariff so that it is consistent with Spaceconnection's agreement with AT&T. However, AT&T's actions and conduct in this regard is not under the control or influence of Spaceconnection and Spaceconnection assumes no responsibility with respect thereto. If the FCC, or any other governmental body, requires AT&T to modify any material provisions of the Tariff pertaining to the rates or term of the Service, or the degree of protection provided for the Service or AT&T voluntarily requests such a modification or AT&T otherwise changes the terms and conditions of its Agreement with Spaceconnection which will require Spaceconnection to modify the terms and conditions of this Agreement, Shop at Home may terminate the Service by providing written notice to Spaceconnection of Shop at Home's intent to so terminate the service within thirty (30) days of the effective date of the AT&T Tariff incorporating such modification, or within ten (10) days of notice from Spaceconnection, whichever is later, without further liability to Spaceconnection. Neither AT&T or Spaceconnection shall have any obligation to appeal such ruling or order.

                  2.4 In the event that the Service is permitted to be offered under tariff but is subsequently de-tariffed, the terms and conditions of the applicable provisions of the AT&T Tariff immediately prior to its detariffing (excepting the service rate, billing procedures, default and cure provisions, limitations of liability and other provisions solely between Spaceconnection and Shop at Home) shall continue to be incorporated into this Agreement and made a part hereof as though set out in full. If any provision of this Agreement is inconsistent with those of the Tariff on the date of such incorporation the terms of the Agreement shall control unless the enforcement of such terms would jeopardize AT&T's ability to provide the Service to Spaceconnection.


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                  2.5      Once incorporated into this Agreement, terms and
                           conditions contained in the expired Tariff may be modified or amended only as provided herein.

                  2.6 Pertinent portions of the applicable AT&T Tariff which are or will be applicable to this Agreement are not yet available, but when available, will be a matter of public record and available to both Parties hereto and need not be made apart of this Agreement to be applicable. Both Parties hereto assume the responsibility of obtaining and reviewing the Tariff.

                  2.7 The formal written AT&T Agreement was also not available as of the date this Agreement was prepared and executed; however, both Parties acknowledge that the terms and provisions of the AT&T Agreement necessary to insure Spaceconnection's continued ability to provide Shop at Home the Service shall be incorporated herein even though same is not attached hereto. Spaceconnection shall be the sole judge of what provisions of the AT&T Agreement shall be incorporated herein, if any. Spaceconnection shall give Shop at Home written notice of the effective terms of the AT&T Agreement and said terms shall become applicable immediately upon receipt of notice of same by Shop at Home.

                  2.8 In the event the Service is offered by AT&T but is never tariffed, then the terms and conditions of the AT&T Agreement shall be incorporated herein and control only to the extent necessary to preserve Spaceconnection's and/or AT&T's ability to provided Service (as described above).

         3        RATES, PAYMENT, SERVICE AND TERMS

                  3.1 Shop at Home shall pay for the Service in accordance with the following schedule:

                           Quantity:                  1 Transponder
                           Service:                   Bronze 36MHz 12 Watt
                           Satellite:                 402R
                           Term:                      Commencement Date as
                                                      defined herein for a three
                                                      (3) year term until
                                                      termination date
                           Option to Extend Term:     None

                           Monthly Service rate per
                           Transponder for each
                           consecutive year of on
                           line service:              $96,000 for year one
                                                      $105,000 for year two
                                                      $115,000 for year three
                                                      Including tracking,
                                                      telemetry and control for
                                                      each year service

                           Security Deposit:          $96,000 for year one

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                                                      $105,000 for year two
                                                      $115,000 for year three

                  3.2 All monthly Service Rate payments are due and payable on the twenty fifth (25th) day of the month immediately preceding each service month.

                  3.3 All payments by Shop at Home shall be made to Spaceconnection without set off at its principal place of business, as designated in Section 10, and shall be deemed to be made only upon actual receipt by Spaceconnection. All refunds by Spaceconnection shall be made to Shop at Home at its principal place of business as designated in Section 10, and shall be deemed to be made only upon actual receipt by Shop at Home.

                  3.4 All refunds provided for in this Agreement to be made by Spaceconnection shall be due and paid within thirty (30) business days of notification to Spaceconnection of the occurrence of the event giving rise to such refund.

                  3.5 Any late payments by Shop at Home of amounts due and payable hereunder (including but not limited to, specified payments, security deposit payments, service rate payments, damages and indemnification) to Spaceconnection shall be subject to a delinquency charge at the rate set forth in Section 28 payable with the amount due and calculated from the date payment was due until the date it is received by Spaceconnection.

                  3.6 Shop at Home does not have a right or the option to extend this Agreement beyond its term.

         4        SECURITY DEPOSIT

                  Shop at Home has paid to Spaceconnection the Security Deposit of $96,000 the receipt of which is hereby acknowledged. As the rent increases during the term of this Agreement, Shop at Home shall increase the security deposit at the beginning of each year to the same amount as the monthly rental for that year. Accordingly, the security deposit of the second year of this Agreement shall be $105,000 and for the third year be $115,000. In the even any portion of the Security Deposit is applied for any reason during the term of this Agreement, Shop at Home shall replace the applied portion of said Security Deposit upon five (5) days written notice from Spaceconnection. The failure to timely replace the applied portion or any increase of the Security Deposit shall be treated as a failure to timely pay the Service Rate and give Spaceconnection the right, but not the obligation, to terminate Service to Shop at Home as set forth in Section 5 hereof. This Security Deposit is non-refundable except s otherwise set forth in this Agreement, and any unapplied portion of the Security Deposit at the end of this Agreement shall be applied against the payment of the monthly Service Rate due from Shop at Home to Spaceconnection for the last month of the Term. Spaceconnection shall apply the unapplied portion of the deposit remaining on the first day of the last service month of this Agreement toward the total Service Rate due for the last month immediately preceding the Termination Date.

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         5        TERMINATION RIGHTS, FAILURE TO LAUNCH AND SERVICE TERMINATION
                  PROCEDURES

                  5.1 Spaceconnection, upon the occurrence of any Event of Default (as defined below) and only after any relevant cure period, may, for so long as such Event of Default shall continue, declare this Agreement to be in default (provided, however, that this Agreement shall be deemed to be in default immediately upon the occurrence and during the continuation of any Event of Default under Section 5.2 (iv), (v) or (vi), and at any time thereafter, Spaceconnection may in its sole and absolute discretion declare immediately due and payable all sums due and to become due hereunder for the full term of this Agreement, require Shop at Home to redeliver Shop at Home's Transponder(s) to Spaceconnection as set forth in Section 6.8 hereof, render Shop at Home's Transponder(s) unusable without removal, cancel this Agreement, obtain damages without canceling this Agreement, and exercise any other right or remedy which is provided for in this Agreement or which may be available under the California Uniform Commercial Code or other applicable law, including without limitation exercising any right or remedy applicable to default under Section 10523(I) of the California Uniform Commercial Code for any Event of Default hereunder (the "Default Option"). A cancellation hereunder shall occur only upon written notice from Spaceconnection to Shop at Home stating that such cancellation is made and only as to such Transponders as Spaceconnection, specifically elects to cancel and this Agreement shall continue in full force and effect as to the remaining Transponders, if any. No remedy referred to in this Section 5 is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to above or otherwise available to Spaceconnection at law or in equity. Spaceconnection shall mitigate its damages should it elect to seek from Shop at Home the full amount due hereunder in the event of an Event of Default by Shop at Home as so required under the California Uniform Commercial Code. As set forth in
                           Section 25, Spaceconnection's failure in any case to exercise the Default Option shall not constitute a waiver of any breach or Event of Default or a continuing waiver or similar or other breaches or Events of Default.

                  5.2 The following events shall constitute "Event(s) of Default" by Shop at Home (whether any such even shall arise as a result of the voluntary or involuntary action or inaction of Shop at Home or come about or be effected by operation of, or pursuant to or in compliance with, any law:

                           (I) Shop at Home shall fail to make any payment due hereunder when due and such failure shall continue for five (5) days after Spaceconnection has given Shop at Home written notice of such failure; or

                           (II) Shop at Home shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or

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                                    observed by it under this Agreement and such
                                    failure shall continue unremedied for a
                                    period of fifteen (15) days following notice from Spaceconnection; provided, however, nothing in this Section 5.02(II) shall restrict Spaceconnection's rights to deny Shop at Home access pursuant to Section 6 hereof during such fifteen (15) day period or otherwise; or

                           (III) Any representation or warranty made by Shop at Home in this Agreement or in any statement furnished by Shop at Home in connection herewith after execution of this Agreement shall have been incorrect in any material respect at the time made but only if such incorrect representation, warranty or statement shall have a material adverse effect on Spaceconnection and/or AT&T or their rights or obligations hereunder and shall continue un-remedied for a period of ten (10) days after Spaceconnection has given written notice to Shop at Home of such incorrect representation, warranty or statement; or

                           (IV)     Shop at Home shall consent to the
                                    appointment of, or taking possession by, a receiver, trustee, custodian or liquidator of itself or of a substantial part of its assets, or Shop at Home shall make a general assignment for the benefit of creditors; or

                           (V) Shop at Home shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in proceed-ing under any applicable bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against such person in any such proceeding, or Shop at Home shall, by voluntary petition,l answer or consent, seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization or dissolution of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                           (VI) A receiver, trustee, liquidator or custodian of Shop at Home or of a substantial part of its property shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or any substantial part of the property of Shop at Home shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against Shop at Home under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing.

                  5.3 Spaceconnection has a right to transfer use of the Transponder(s) for non-payment:

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                           5.3.1    If, for any reason whatsoever, Shop at Home
                                    does not make the payments in the amounts and on the dates set forth in (and in accordance with) Section 3 and Shop at Home fails to cure such default as set forth in
                                    Section 5.2, then, in addition to all of its other remedies at law or in equity, Spaceconnection shall be entitled to Transfer Shop at Home's Transponder(s) and the use thereof immediately to whomever Spaceconnection sees fit, Shop at Home shall not be entitled to any equitable or other relief as a result thereof, and Shop at Home's exclusive remedy shall be limited to recovery, without interest, of any lease payments actually paid by Shop at Home to Spaceconnection pursuant to Section 3, less any claim Spaceconnection has against Shop at Home by reason of Shop at Home's default.

                           5.3.2 If, for any reason whatsoever, Shop at Home does not make the payments in the amounts and on the dates set forth in (and in accordance with) Section 4 with respect to Transponders provided hereunder other than Shop at Home's Transponder(s) and Shop at Home fails to cure such default as set forth in Section 5.2, then, in addition to all of its other remedies at law or in equity, Spaceconn- ection, if it has obtained the rights to such Transponders shall be entitled to Transfer such Transponder(s) immediately to whomever Spaceconnection sees fit, Shop at Home shall not be entitled to any equitable or other relief as a result thereof, and Shop at Home's exclusive remedy shall be limited to recovery, without interest, of any lease payments actually paid by Shop at Home to Spaceconnection, pursuant to Section 4, less any claim Spacecon- nection has against Shop at Home by reason of Shop at Home's default.

                           5.3.3 AT&T "Bronze" Service is service that is not protected in the event of a transponder failure. Bronze Service may be preempted on a permanent or temporary basis to restore protected service in accordance with the procedures set forth in the Tariff. Bronze Service may also be preempted on a temporary basis as set froth in the Tariff. If Shop at Home continues to use Bronze Service longer than five minutes following notification or attempted notification by Spaceconnection or AT&T of preemption to restore a protected service, a Preemption Notification Charge shall apply at twice the rate specified in the AT&T Tariff at the time of the preemption, currently the Tariff rate is $1,102.00 per minute, or each fraction thereof, for each minute after such five minute period. For purposes of notification concerning preemption of Bronze Service, Shop at Home shall specify a telephone number of numbers where designated Shop at Home personnel may be reached by Spaceco-nnection or AT&T. Until further notice is given by Shop at Home, the specified Shop at Home contact is Kent E. Lillie, telephone number (615) 688-0300 or any Vice President, Shift Supervisor or

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                                    engineer in charge at 800-366-4010. The five
                                    minute notification period specified above shall begin to run from the time the telephone call is completed with the Shop at Home representative or from the time of attempted notification of Shop at Home if there is no answer at the above telephone number. Nothing in this Agreement shall prevent AT&T or Spaceconnection from taking any action which they are required by law to take in accordance with the provisions of
                                    Section 706 of the Communications Act of
                                    1934, as amended, 47 U.S.C. 1606. If Bronze
                                    Service is preempted Shop at Home will be credited for the period of interrupted service as follows: The effective rate of each transponder for the purposes of calculating credit due to preemption shall be the current monthly service rate set forth in this Agreement divided by the number of transponders being furnished at the time. The actual amount credited shall be prorated based on the actual time Shop at Home is without the transponder service.

                           5.4 In the event that 402R is not successfully launched by February 1, 1996, either Party may terminate this Agreement and upon such termination, all consideration shall be returned and neither party shall owe any further obligation, responsibility or duty to the other Party hereto.

                  6        RIGHT TO DENY ACCESS

                           6.1 If, in connection with using Shop at Home's Transponder(s):

                                    (I)     "User" (as defined below) is
                                            indicted or is otherwise charged as
                                            a defendant in criminal proceeding
                                            based upon, or is convicted under,
                                            any Obscenity Law or has been found
                                            by any Governmental Authority to
                                            have violated any such law;

                                    (II)    Based on any User's use of Shop at
                                            Home's Transponder(s) AT&T and/or
                                            Spaceconnection are indicted or
                                            otherwise charged as a criminal
                                            defendant, becomes the subject of a
                                            criminal proceeding or a
                                            governmental action seeking a fine,
                                            license revocation or other
                                            sanctions, or any Governmental
                                            Authority seeks a cease and desist
                                            or other similar order or filing;

                                    (IV)    Spaceconnection and/or AT&T obtains
                                            a court order pursuant to Section
                                            6.3, below, or a court or
                                            Governmental Authority of competent
                                            jurisdiction orders Spaceconnection
                                            or AT&T to deny access to User or
                                            orders User to cease transmission;
                                            or


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                                    (V)      Spaceconnection and/or AT&T
                                             receives notice (the "Illegal
                                             Programming Notice"), written or
                                             oral, from a Governmental Authority
                                             that such authority considers Shop
                                             at Home and/or any other User's
                                             programming to be in violation of
                                             Obscenity Laws (the "Illegal
                                             Programming"), and that if AT&T
                                             and/or Spaceconnection does not
                                             cease transmitting such Illegal
                                             Programming, then AT&T and/or
                                             Spaceconnection and/or their
                                             Affiliates and/or any of their
                                             executives will be indicted or
                                             otherwise charged as a criminal
                                             defendant, will become the subject
                                             of a criminal proceeding or a
                                             governmental action seeking a
                                             fine, license revocation or other
                                             sanctions, or that such
                                             Governmental Authority will seek a
                                             cease and desist or other similar
                                             order or filing (with AT&T and/or
                                             Spaceconnection being obligated, to
                                             the extent permitted by law, to
                                             provide Shop at Home with a copy of
                                             such Illegal Programming Notice. If
                                             written, or with other
                                             verification, including the details
                                             thereof, if oral); then, upon
                                             notice from Spaceconnection and/or
                                             AT&T to Shop at Home (the "Denial
                                             of Access Notice"), User shall
                                             cease using Shop at Home's
                                             Transponder(s) immediately, in the
                                             case of a denial of access pursuant
                                             to subparagraphs (I), (II), (III)
                                             or (IV) above, or within 24 hours
                                             following receipt of such notice,
                                             in the case of a denial of access
                                             pursuant to subparagraph (V),
                                             above; and if User does not
                                             voluntarily cease using such
                                             capacity at the appropriate time,
                                             then Spaceconnection shall have the
                                             right to take such steps as
                                             Spaceconnection and/or AT&T deems
                                             necessary to prevent User from
                                             accessing Shop at Home's
                                             Transponders. Provided, however,
                                             that if User has more than one
                                             programming service, then the
                                             denial of access by Spaceconnection
                                             and/or AT&T shall apply only to
                                             the Transponder used to provide the
                                             Illegal Programming service; and
                                             provided further, however, that if,
                                             upon receipt of the Denial of
                                             Access Notice from Spaceconnection
                                             and/or AT&T, User does not
                                             immediately cease transmission of
                                             such Illegal Programming service,
                                             then Spaceconnection and/or AT&T
                                             shall have the right to take such
                                             steps as either AT&T and/or
                                             Spaceconnection deems necessary to
                                             prevent User from accessing the
                                             transponder used to transmit such
                                             Illegal Programming service (and
                                             if, thereafter, Shop at Home
                                             transmits such Illegal Programming
                                             Service using any of Shop at Home's
                                             Transponders, then Spaceconnection
                                             and/or AT&T shall have the
                                             immediate right, without further
                                             notification, to take such steps as
                                             either AT&T and/or Spaceconnection
                                             deems necessary to prevent Shop at
                                             Home from accessing any of Shop at
                                             Home's Transponders). As used
                                             herein, "User" shall mean Shop at
                                             Home and any person to whom Shop at
                                             Home transfers all or part of

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                                            its right to use Shop at Home's
                                            Transponders or Galaxy Backup
                                            Transponders, including without
                                            limitation, a Shop at Home, licensee
                                            or assignee. Shop at Home agrees to
                                            maintain a properly operating
                                            facsimile machine at all times to
                                            receive a Denial of Access Notice
                                            (or any other notice which can be
                                            given to Shop at Home under the
                                            terms of this Agreement) from
                                            Spaceconnection and/or AT&T.

                           6.2 If Spaceconnection and/or AT&T denies, or has given Shop at Home (or Spaceconnection) notice of their intent to deny access to Shop at Home's Transponder(s) pursuant to the provisions of this Section 6, and if Shop at Home does not believe the conditions set forth in this Agreement to Spaceconnection's and/or AT&T's denial of access have been met, then Shop at Home shall have the immediate right to seek injunctive relief, including a temporary restraining order on notice of four (4) hours or more to prevent the denial or continuing denial of such access by Spaceconnection and/or AT&T.

                           6.3 Spaceconnection and/or AT&T shall also have the right to seek: (I) injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Shop at Home, to prevent, suspend or otherwise limited User's continued access to Shop at Home's Transponders where Spaceconnection and/or AT&T believe such use has resulted or will result in a violation of any Obscenity Law; or (II) declaratory relief to establish its right to deny Users access to Shop at Home's Transponders under this Agreement and/or AT&T's agreement with
                                    Spaceconnection.

                           6.4 Either party shall be entitled to oppose the other's attempt to obtain equitable relief. However, in order to enable either party to obtain a resolution of any such dispute as expeditiously as possible and subject to
                                    Section 23 hereof, both parties hereby agree that: (I) neither party will contest the jurisdiction of, or the venue of, any action from equitable relief brought by the other party in the following court and the U.S. District Court of the Central District of California; (II) the party opposing equitable relief (the "Opposing Party") will make itself available to accept service by telecopy or personal delivery on a 24 hour-a-day basis for five (5) consecutive days following receipt by the Opposing Party of the other party's notice of its intent to seek such equitable relief; and (III) if either party seeks a temporary restraining order and provides notice to the Opposing Party at least four (4) hours before the scheduled court hearing, then the Opposing Party will not challenge the timeliness of such notice.

                           6.5 If it is determined by final judgment order that Spaceconnection and/or AT&T prevented Shop at Home from accessing any or all of

                                    Shop at Home's Transponders at a time when either did not have the right to do so, pursuant to Section 6, then Shop at Home's sole and exclusive remedy shall be Spaceconnection's payment to Shop at Home of liquidated damages equal to two (2) times a prorated amount of Shop at Home's monthly Base Lease Rate or the Monthly Lease Rate, as applicable, for the terminated capacity, such pro-ration to be based on the period of time of loss of use of such capacity.

                           6.6 All remedies of Spaceconnection and/or AT&T set forth in this Section 6 shall be cumulative and in addition to, and not in lieu of any other remedies available to Spaceconnection and/or AT&T at law, in equity, elsewhere in this Agreement or otherwise, and may be enforced by Spaceconnection and/or AT&T concurrently or from time to time.

                           6.7 In addition to any other indemnification obligations found elsewhere in this Agreement, Shop at Home shall indemnify and save AT&T and/or Spaceconnection, their directors, officers, employees, and their affiliates from any liability or expense arising out of or related to User's use of Shop at Home's Transponder(s) under this
                                    Section 6. Shop at Home shall pay all
                                    expenses (including reasonable attorney's fees) incurred by Spaceconnection and/or AT&T in connection with all legal or other formal or informal proceedings, instituted by any private third party or any Governmental Authority, and arising out of or related to User's use of Shop at Home's Transponders under this Section 6, and Shop at Home shall satisfy all judgments, fines, penalties, costs, or other awards which may be incurred by or rendered against Spaceconnection and/or AT&T as a result thereof, as and to the extent permitted by law.

                           6.8 Upon the expiration, termination, or cancellation of this Agreement as to any Transponder for any reason whatsoever (including, without limitation, expiration of this Agreement in accordance with its terms and cancellation by Spaceconnection as a result of an Event of Default by Shop at
                                    Home), such Transponder shall be deemed, without any further action by any party, to be redelivered to Spaceconnection and Spaceconnection shall be entitled to immediate possession thereof.
                                    Spaceconnection shall thereafter have the right to utilize such redelivered Transponder in any manner it determines.

                  7        CONTENT OF TRANSMISSIONS

                           7.1 Shop at Home is solely responsible for the content of transmissions using the Transponder(s) and related service and agrees to defend, indemnify and hold harmless Spaceconnection, its parents, and its parents subsidiaries and affiliates and the directors, officers, employees, agents and subcontractors of all of them from and against any and all loss, cost, damage, expense (including, but not limited to, reasonable attorney's fee's) claims and demands by any person based on the content of any transmission.

                           7.2 Spaceconnection may terminate, prevent or restrict any programming containing "Adult Material" using the Service provided hereunder as a means of transmission if such actions (1) are undertaken at the request or direction of AT&T or a governmental agency (including, but not limited to the FCC) or
                                    (2) are taken subsequent to the institution against Spaceconnection and/or AT&T Shop at Home, or Shop at Home's Designee(s), any legal entity affiliated with any of them, or any of the directors, officers, agents or employees of the Parties, the Designees or their affiliates, of criminal, civil or administrative proceedings or investigations based upon the content of such programming.

                           7.3 Spaceconnection may terminate, prevent or restrict any programming containing "Adult Material" using the Service provided hereunder as a means of transmission if, in the sole judgment of Spaceconnection's legal counsel, (1) such actions are reasonably appropriate and/or necessary to avoid violation of applicable law, or (2) there is a reasonable risk that criminal civil or administrative proceedings or investigations based on the content of such programming will be instituted against Spaceconnection and/or AT&T, their affiliates, parent companies, subsidiaries, directors, officers, agents or employees, or (3) such programming will expose Spaceconnection and/or AT&T to costs, expenses, liability, damages, fines or other penalties from which Spaceconnection and/or AT&T are not adequately protected by the arrangement for compensation, indemnity and insurance provided by Shop at Home. Not withstanding the foregoing and without limiting same, Spaceconnection may, at its sole option, agree to allow the transmission of such "Adult Material" at a substantially increased Service Rate. The substantially increased Service rate shall be set by Spaceconnection, in its sole discretion, and the offer to continue Service on such basis shall not at as a bar to prevent termination of Service by Spaceconnection in the event such offer of continued Service on proposed revised Service rate basis is not acceptable or accepted by Shop at Home.

                           7.4 Shop at Home's transmissions (and those of its uplinking agents) to the Satellite(s) shall comply, in all material respects, with AT&T's Tariff and all FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively, "Laws") applica-ble to it regarding the operation of the Satellite(s), Shop at Home's Transponder(s) to which Shop at Home is given access pursuant to this Agreement and shall not interfere with the use of any other Transponder. Shop at Home shall not utilize (or permit or allow any of its uplinking agents to utilize) Shop at Home's Transponder(s) to which Shop at Home is given access pursuant to this Agreement in a manner which will or may interfere with the use of any other Transponder or cause physical harm to Shop at Home's Transponder(s) to which Shop at Home is given access pursuant to this Agreement, any other Transponders, or to the Satellite(s). Further, Shop at Home will coordinate (and will require its uplinking agents to coordinate) with AT&T and Spaceconnection or their designee, in accordance with procedures established by AT&T and/or Spaceconnection to control and supervise its transmissions to the Satellite(s), so as to minimize adjacent channel and adjacent satellite interference. For purposes of this
                                    Section 7.4, interference shall also mean its Transponder Performance Specifications. Without limiting the generality of the foregoing, Shop at Home (and its uplinking agents) shall comply with AT&T's Tariff and all FCC and AT&T rules and regulations regarding use of automatic transmitter identification systems.

                  8        LIMITATION OF LIABILITY

                           8.1 Any and all express and implied warranties, including, but not limited to, warranties of merchantability or fitness for any purpose or use, are expressly excluded and disclaimed except to the extent specifically and expressly provided for in this agreement. It expressly is agreed that Spaceconnection's and/or AT&T's sole obligations and liabilities resulting from a breach of this agreement, and Shop at Home's exclusive remedies for any cause whatsoever (including, without limitation, liability arising from negligence) arising out of or relating to this agreement and/or the transactions contemplated hereby, are limited to those set forth in this agreement and/or any applicable tariff, and all other remedies of any kind are expressly excluded, including, without limitation, all rights and remedies of Shop at Home under division 10, Chapter 5, Article 2 and Sections 10209, 10406 and 10504 of the California Uniform Commercial Code.

                           8.2 In no event shall Spaceconnection and/or AT&T be liable for any incidental or consequential damages, whether foreseeable or not, occasioned by any defect in the Transponder(s), delay in delivery or provision of the Transponder(s), failure of the Transponder(s) to perform or any other cause whatsoever. Spaceconnection and/or AT&T make no warranty, express or implied, to any other person or entity concerning the Transponder(s) or the Satellite(s) and user shall defend and indemnify Spaceconnection and AT&T from any claims made under any warranty or representation by user to any third party. The limitations of liability set forth herein shall also apply to all affiliates of Spaceconnection and AT&T.

                           8.3 Notwithstanding the limitations of this Section above, Shop at Home and Spaceconnection each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching is obligations under this Agreement or to compel the other party to perform its obligations under this Agreement.

                           8.4 To the extent that AT&T has any liability to Spaceconnection as a result of the services that it provides pursuant to its agreement with Spaceconnection, AT&T has required that its sole liability for its act or omissions under this Agreement shall be determined in accordance with the limitation of liability provision contained in Section 2.4.I of the Tariff, or its successor or replacement tariff. If the FCC requires or permits the Service to be provided without a tariff, the limitation of liability provision contained in Section 2.4.I of the Tariff at the time of initial tariff revisions are filed shall be incorporated int this Agreement and made a part hereof as though set out in full. Neither AT&T or Spaceconnection shall have any liability in excess of that set forth above except as set forth herein as to Spaceconnection alone.

                  9        ASSIGNMENT AND TRANSFER

                           9.1 Shop at Home may assign this Agreement in its entirety, including all of its rights, duties and obligations hereunder, either in connection with the sale of all or substantially all of its assets or to its parent corporation or to any wholly owned subsidiary.

                           9.2 Shop at Home shall remain jointly and severally liable with the replacement customer for all charges for the Service incurred on or before the date of such transfer or assignment. If, in Spaceconnection's sole judgment, the proposed transferee or assignee replacement customer represents a greater credit risk than Shop at Home, Spaceconnection may condition its consent to such transferee or assignment upon Shop at Home remaining jointly and severally liable for all charges for the Service over the remaining term.

                           9.3 Spaceconnection shall have the right to assign this Agreement including its rights, duties and obligations hereunder, to its parent corporation or any present or future affiliate or subsidiary of Spaceconnection, or in connection with the merger or acquisition of its satellite business.

                           9.4      Except as specifically set forth in this
                                    Section 9, Shop at Home shall not transfer any of its rights or obligations under this Agreement except with the prior written consent of Spaceconnection, which consent may be given or withheld in Spaceconnection's sole and absolute discretion.

                  10       NOTICES

                           All notices, demands, requests, or other
                  communications which may be or are required to be given, serviced, or sent by one party to the other party pursuant to this Agreement (except as otherwise specifically provided in this Agreement) shall be in writing and shall be delivered by and or mailed by first-class, registered or certified mail, return receipt requested, postage prepared, addressed as follows:

                           (I)      If to Spaceconnection:
                                    B&P The Spaceconnection, Inc.
                                    Ms. Priscilla Davis
                                    14655 Vanowen Street
                                    Van Nuys, California 91405
                                    Tel: (818) 909-9966
                                    Fax: (818) 909-2213

                           (II)     If to Shop at Home:
                                    Shop at Home, Inc.
                                    5210 Schubert Road
                                    P.O. Box 12600
                                    Knoxville, Tennessee 37912
                                    Tel: (615) 688-0300
                                    Fax: (615) 689-5069

                           Either party may designate by notice in writing a new
                  address or addressee to which any notice, demand, request, or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee named above as to each party, with the signed messenger receipt, return receipt, or the delivery receipt being deemed conclusive evidence of such delivery, or with respect to a telex, the answer each being presumptive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

         11       INDEPENDENT CONTRACTOR

                  Nothing herein contained shall create any association, partnership, joint venture, the relation of principal and agent, or the relation of employer and employee between the parties hereto or AT&T and that AT&T shall perform all services hereunder as an independent contractor.

         12       PUBLICITY AND ADVERTISING

                  12.1 Shop at Home shall not in any way or in any form publicize or advertise in any manner the fact that is obtaining services from Spaceconnection or AT&T pursuant to this Agreement, without the express written approval (which shall not be unreasonably withheld) of Spaceconnection, obtained in advance, for each item of such advertising or publicity. Spaceconnection may have to obtain AT&T's permission in this regard and the Parties agree that any decision AT&T may make with respect to publicity and/or advertising issues will be final and binding on the Parties. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by Spaceconnection; and approval, in each instance, shall be effective only if in writing and signed by said representative. Notwithstanding the foregoing, Shop at Home may refer to the fact that it is securing services from Spaceconnection without Spaceconnection's prior approval so long as such statements are limited to a statement of such fact and are not an endorsement of any product or service by AT&T or Spaceconnection.

                  12.2 Spaceconnection shall not in any way or in any form publicize or advertise in any manner the fact that it is providing services to Shop at Home pursuant to this Agreement, without the express written approval (which shall not be unreasonably withheld) of Shop at Home, obtained in advance, for each item of advertising or publicity. The foregoing prohibition shall include but not be limited to news releases, letters, correspondence, literature, promotional materials or displays of any nature or form. Each request for approval hereunder shall be submitted in writing to the representative designated in writing by Shop at Home; and approval, in each instance, shall be effective only if in writing and signed by said representative. Nothing herein shall prevent AT&T or Spaceconnection from providing the FCC or any other governmental agency, information concerning this Agreement or the Tariff implementing this Agreement as required by Law or in response to a request for information by such governmental agency. Notwithstanding the foregoing, Spaceconnection may refer to the fact that it is providing the service to Shop at Home without Shop at Home's prior approval so long as such statements are limited to a statement of such fact and are not an endorsement of any product or service by Shop at Home.

         13       NONDISCLOSURE OF INFORMATION

                  13.1 Each Party to this Agreement may find it beneficial to disclose to the other party documentation or other information which the disclosing Party considers proprietary or is under a duty to protect ("Information"). Such Information may include but is not limited to, engineering, hardware, software or other technical information concerning the project or the business of AT&T, Spaceconnection or Shop at Home generally.

                  13.2 It is specifically understood and agreed that Information disclosed pursuant to this Agreement shall be considered proprietary either because 1) it has been developed internally by the disclosing party, or because 2) it has been received by the disclosing Party subject to a continuing obligation to maintain the confidentiality of the Information.

                  13.3 Information that is provided in a Tangible form shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distributions provided herein. If the Information is provided orally, the disclosing party shall clearly identify it as being proprietary at the time of disclosure, and within five (5) working days of such disclosure, confirm the disclosure in writing to the other party.

                  13.4 With respect to Information, the Party to whom the Information is disclosed and its employees shall:

                           (I) hold the Information in confidence and protect it in accordance with the security regulations by which it protects its own proprietary or confidential information, which it does not wish to disclose;

                           (II) restrict disclosure of the Information solely to those employees with a need to know and not disclose it to any other persons;

                           (III) advise those employees of their obligations with respect to the Information, and

                           (IV) use the Information only in connection with implementing this Agreement and in continuing discussions and negotiations between the parties concerning the Service; except as may otherwise be agreed upon in writing.

                  13.5 In the event a party to whom Information has been disclosed proposes to disclose that Information to an outside consultant or agent, it shall obtain the consent of the party from whom the Information was originally received and arrange for the execution by the consultant or agent for a nondisclosure agreement for a form satisfactory to the party from whom the Information was originally received.

                  13.6 The party to whom Information is disclosed shall have no obligations to preserve the proprietary nature of any Information which:

                           (I) was previously known to it free of any obligations to keep it confidential;

                           (II) is disclosed to third parties by the disclosing party or the third party requiring such protection (such as AT&T) without restriction;

                           (III) is or becomes publicly available by other than unauthorized disclosure; or

                           (IV) is independently developed by the receiving party.

                  13.7 The Information shall be deemed the property of the disclosing party and, upon request, the other party will return all Information which is in tangible form to the disclosing party or destroy all such information.

         14       SPECIAL OBLIGATIONS OF SPACECONNECTION

                  Spaceconnection confirms and affirms its obligation to keep its obligations to AT&T pursuant to the terms of its service agreement with AT&T current and fulfilled so that the use of the Designated Transponder(s) used by Shop at Home or its permittee is not jeopardized or subject to interference was a result of the action or inaction of Spaceconnection with respect to its lease with AT&T.

         15       SPECIAL ACKNOWLEDGMENTS OF SHOP AT HOME

                  Shop at Home confirms and affirms to Spaceconnection its understanding that:

                           (I) Spaceconnection is not the operator or owner of the satellite, and consequently it is not responsible for operational failures or representations or the failure of AT&T to perform any of its obligations to Spaceconnection pursuant to the terms of their lease/service agreement or related agreements with respect to the Designated Transponder(s). Regardless of whether said obligations are referred to in this Agreement.

                           (II) Spaceconnection is a lessee/customer of AT&T with respect to the Designated Transponder(s) and has acquired whatever rights it has with respect to same as a result of its lease/service agreement with AT&T. Spaceconnection's rights an Shop at Home's rights are limited by that agreement and any applicable Tariff.

         16       OBLIGATIONS OF SHOP AT HOME'S PERMITTEES

                  Prior to authorizing or permitting the use of the Designated Transponder(s) by any permittee, Shop at Home shall secure AT&T's and Spaceconnection's written approval and said permittee's written agreement to be bound by all of the provisions of this Agreement including, but not limited to, those which relate to Shop at Home's obligations hereunder with respect to (I) the indemnification of Spaceconnection and AT&T and (II) Shop at Home's responsibility for damages to any party as a result of its or its permittee's breach of any of the provisions of this Agreement as set forth herein. Said third party permittee shall also agree to be bound by all of the provisions regarding the operation of the Satellite(s) and the use of the Transponder(s), including without limitation, Sections 2, 5, 6, 7, 8, 15, 16, 17, 18, 21 and 23 of this Agreement as though the permittee were Shop at Home. Said permittee must also be able to meet Spaceconnection's and AT&T's legal, technical and operational requirements as set forth in the Tariff and herein.

         17       INDEMNIFICATION

                  Shop at Home, and any of its permittees (collectively referred to in this Agreement as "Shop at Home"), agree to indemnify and hold harmless Spaceconnection and AT&T, their officers, agents, servants, representatives, employees, and the affiliated companies and corporations specified in this Agreement (collectively the "Indemnified Parties") from all liability disclaimed by Spaceconnection and/or AT&T, as specified in this Agreement, to the extent such liability arises in connection with the provision by Spaceconnection and/or AT&T of the Designated Transponder or Shop at Home's use of such Designated Transponder(s) pursuant to this Agreement. Shop at Home shall pay all expenses (including attorneys fees) incurred by the Indemnified Parties in connection with all legal or other formal or informal proceedings concerning claims of third parties, and Shop at Home shall satisfy all judgments, costs, or other awards which may be incurred by or rendered against the Indemnified Parties. Shop at Home shall also pay any settlement of any such claim or legal or other formal or informal proceeding, but Shop at Home shall not agree to any such settlement without first giving thirty (30) days prior written notice of the terms and conditions of such settlement to the Indemnified Parties involved and obtaining the consent of such Indemnified Parties to such settlement, which consent shall not be unreasonably withheld.

         18       EXPRESS COVENANT OF GOOD FAITH AND FAIR DEALING

                  The Parties to this Agreement expressly confirm and represent to each other that each will deal with the other in all matters pertaining to this Agreement, in good faith.

         19        TIME IS OF THE ESSENCE

                  Time is expressly declared to be of the essence in connection with the obligations of the Parties as set forth in this Agreement.

         20       TAXES

                  If any property or sales taxes are asserted against Spaceconnection and/or AT&T after, or as a result of, delivery, by any local, state, national or international, public or quasi-public governmental entity, in respect of Shop at Home's transponder(s) or the lease to or use thereof by Shop at Home, or are asserted in respect of the provision of any other Transponder(s) provided hereunder, Shop at Home shall be solely responsible for such taxes. If any taxes, charges or other levies are asserted by reason of the use of the point in space or the frequency spectrum at that point in space in which the satellite containing Shop at Home's Transponders is located, or the use or ownership of such Satellite (excluding any FCC license fee imposed on the Satellite itself, as compared to the Transponders, which license fee is the responsibility of AT&T, and such taxes are not specifically allocated among the various components of such Satellite, then Shop at

         Home on behalf and through Spaceconnection, AT&T and the other Owners and/or Users of such Transponders shall each pay a proportionate amount of such taxes based on the number of Transponders each of them owns, uses and/or leases.

         21  NO THIRD-PARTY BENEFICIARY

                  The provisions of this Agreement are for the benefit only of the Parties hereto and AT&T, and no third party other than AT&T may seek to enforce, or benefit from, these provisions, except that both Parties acknowledge and agree that the provisions of Sections 6.1, 7.1 and 7.4, are intended for the benefit of both Spaceconnection and all other Owners. Both Parties agree that any other such Owner shall have the right to enforce, as a third-party beneficiary, the provisions of Sections 6.1, 7.1 and 7.4, against Shop at Home directly, in an action brought solely by such other owner, or may join with Spaceconnection or any other owner, in bringing an action against Shop at Home for violation of such sections. Further, AT&T is the owner and operator of the satellite and the designated Transponder(s), consequently, AT&T may enforce any rights conferred upon it directly or any and all rights of Spaceconnection and/or obligations of Shop at Home to which it has been made a beneficiary thereto by the terms of this Agreement.

         22  FORCE MAJEURE

                  22.1 Any failure or delay in the performance by Spaceconnection of its obligations to deliver or provide any Transponders shall not be a breach of this Agreement if such failure or delay results from any acts of God, governmental action or law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of Spaceconnection, including, but not limited to, weather or acts or omissions of Shop at Home or any third parties (including the AT&T and all of its direct and indirect subsidiaries, and any other affiliates of AT&T or any company with whom AT&T contracts for any components of the satellites or any services with respect thereto).

                  22.2 Any failure in the performance of the Transponders, once delivered or provided, shall not be a breach of this Agreement if such failure results from acts of God, governmental action or law (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of Spaceconnection AT&T, including, but not limited to, earth station sun outage, weather, or acts or omissions of Shop at Home or any third parties (including AT&T and all of its direct and indirect subsidiaries, and any other affiliates of AT&T or companies with whom AT&T contracts with for any components of the satellite(s) or any services with respect thereto).

         23  GOVERNING LAW, VENUE AND FORUM SELECTION

                  This Agreement shall be considered as entered into in and governed by and construed under the laws of the State of California. Shop at Home shall comply (and shall require its uplinking agents to comply), in all material respects, with all laws

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         applicable to it regarding the operation or use of the satellite(s),
         Shop at Home's Transponder(s) to which Shop at Home is given access pursuant to this Agreement. All legal actions must be brought in the federal courts for the Central District of California or the Superior Courts of the State of California, county of Los Angeles. By executing this Agreement, Shop at Home is submitting to the jurisdiction of the State of California with respect to any dispute which may arise out of this Agreement.

         24  HEADINGS

                  The headings used throughout this Agreement are for convenience only and are not a part of this Agreement and shall have no effect upon the construction and interpretation of this Agreement.

         25  WAIVERS

                  A waiver by either party or any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms or condition for the future, or of any subsequent breach thereof. Either party hereto may specifically waive any breach of this Agreement (including an Event of Default) by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches, a waiving party, at any time, and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

         26  LEGAL COUNSEL AND INTERPRETATION

                  Each party hereto has consulted its own legal counsel in connection with the negotiation and drafting of this Agreement. Counsel for Spaceconnection has prepared this Agreement; however, the parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         27  DELINQUENCY CHARGE

                  If any payment of any sum due from User shall not be received by Spaceconnection with five (5) days after such payment is due, then such overdue amount shall be subject to delinquency charge (liquidated damages under California Civil Code Section 1671) at the rate of interest equal to eighteen percent (18%) per annum from the date such overdue amount was actually due until the date it is actually received by Spaceconnection. User acknowledges that such delinquency charge is reasonable under all the circumstances existing at the time this Agreement is entered into. User agrees that acceptance of all or any portion of such delinquency charge by Spaceconnection shall in no event constitute a waiver by Spaceconnection of User's default with respect to such overdue amount, nor shall it prevent Spaceconnection from exercising any or all other rights or remedies which Spaceconnection may have. User further acknowledges that failure to make payments when due shall give Spaceconnection the right, but not the

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



         obligation, to terminate service to User as set forth in Section 5 hereof. The term "prorated" shall mean an allocation on a straight line basis based on a number of days. All present value analyses shall use a 18% annual discount rate, compounded monthly. Any delinquency charge, discount rate and/or interest rate set forth herein shall be charged or applied at the rate set forth herein or the maximum rate allowed by law, whichever is lower.

         29  SEVERABILITY

                  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to any laws, and wherever there is any conflict between any provision of this Agreement and any law, such law shall prevail; provided, however, that in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement yet permit the implementation of the intent of the Parties and the spirit of the Agreement. To the extent possible, such interpretation shall minimize the extent other provisions of this Agreement shall be affected thereby and shall confirm that all other provisions of this Agreement shall continue in full force and effect.

         30  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  All representations and warranties contained herein or made by Spaceconnection or Shop at Home in connection herewith shall survive any independent investigation made by Spaceconnection or Shop at Home.

         31  COUNTERPARTS

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

         32  DOCUMENTS

                  Each party hereto agrees to execute and, if necessary, to file with the appropriate governmental entities, such documents as the other party hereto shall reasonably request in order to carry out the purposes of this Agreement and to notify the other party of any such filing.

         33  ENTIRE AGREEMENT AND AMENDMENT

                  This Agreement, along with matters incorporated herein by reference, constitutes the entire Agreement between Shop at Home and Spaceconnection relative to the service, and this Agreement can be altered, amended or revoked only by an instrument in writing signed by both Shop at Home and Spaceconnection. Shop at Home and Spaceconnection agree hereby that any prior or contemporaneous oral and written agreements between and among themselves and their agents and representatives relative to the subject of this Agreement are superseded and replaced by this Agreement.

         IN WITNESS WHEREOF, the Parties have signed this Agreement on the day and year first above written.

B&P THE SPACECONNECTION, INC.

By:  /s/ Priscilla L. Davis
   -----------------------------

Title:  Executive Vice President

Date:  June 29, 1995


SHOP AT HOME, INC.

By:  /s/ Kent E. Lillie
   -----------------------------

Title:  President/CEO

Date:  June 29, 1995


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